Exhibit 10.10


Exhibit 10.10 Resellers Agreement between Rogers Wireless Inc. and Innofone Canada Inc., dated as of April 20, 2000

RESELLER AGREEMENT

BETWEEN

ROGERS WIRELESS INC.

and

INNOFONE CANADA INC.

                              DATED APRIL 20, 2000

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                                TABLE OF CONTENTS

DEFINITIONS

5
-
1.1      DEFINITIONS

         5
         -
1.2      GENDER.
         7
         -
1.3      HEADINGS.
         7
         -
1.4      SCHEDULES.
         8
         -
1.5      EFFECTIVE DATE.
         8
         -
APPOINTMENT OF RESELLER

8
-
2.1      APPOINTMENT AS RESELLER.
         8
         -
2.2      RESALE MARKET.
         8
         -
2.3      COMPETITION.

         8
         -
2.4      NO RIGHTS TO ROGERS' FACILITIES.
         8
         -
ROGERS SERVICES

9
-
3.1      PROVISION OF SERVICE.
         9
         -
3.2      LIMITATIONS ON SERVICE.
         9
         -
3.3      LIMITATIONS ON ROAMING SERVICE.
         9
         -
3.4      REASSIGNMENT OF/NO PROPERTY IN NUMBERS.
         10
         --
3.5      LACK OF PRIVACY.
         10
         --
3.6      DESIGN OF ROGERS FACILITIES.
         10
         --
3.7      CHANGES TO SERVICES.
         10
         --
3.8      ACTIVATION/DEACTIVATION.
         10
         --
3.9      DIRECTORY LISTINGS.
         11
         --
3.10     OPERATOR ASSISTANCE.
         11

RESTRICTIONS ON USE OF SERVICE

         11
         --
4.1      ABUSE OR FRAUDULENT USE.
         11
         --
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4.2      CANCELLATION OF SERVICE TO END USER.
         12
         --
4.3      INTERFERENCE.

         12
         --
RATES AND TERMS OF PAYMENT

         12
         --
5.1      RATES.
         12
         --
5.2      PAYMENT OF CHARGES.
         12
         --
5.3      BILLING RECORDS

         13
         --
5.4      TIME OF PAYMENT

         13
         --
5.5      DISPUTED CHARGES.
         13
         --
5.6      SECURITY.
         14
         --
5.7      MIGRATION PROTECTION

         15
         --
EQUIPMENT

         15
         --
6.1      EQUIPMENT.
         15
         --
6.2      SUPPLY TERMS.
         15
         --
RESELLER'S OBLIGATIONS

         16
         --
7.1      OBLIGATIONS TO END USERS.
         16
         --
7.2      ETHICAL RESPONSIBILITIES.
         16
         --
7.3      RESPONSIBILITY FOR ACTIONS OR OMISSIONS

         16
         --
7.4      RESPONSIBILITY FOR AGENTS.
         17
         --
7.5      CONTRACTS WITH END USERS

         17
         --
7.6      RESELLER OPERATIONS MANUAL

         18
         --
7.7      INTERFERENCE WITH ROGERS DEALERS/CUSTOMERS

         18
         --
7.8      MINIMUM NUMBER OF CUSTOMERS.
         19
         --
7.9      COMMITMENT.

         19
         --
7.11     RIGHT OF FIRST OFFER

         19
         --
ROGERS' OBLIGATIONS

20
--

8.1      SERVICE.
         20
         --
8.2      REGULATORY APPROVAL

         20
         --
8.3      NOTICE OF MATERIAL CHANGE IN SERVICE.
         20
         --
LIMITATION OF LIABILITY/INDEMNITY/INSURANCE

         20
         --
9.1      LIMITATION OF ROGERS' LIABILITY.
         20
         --
9.2      LIMITATION OF LIABILITY.
         21
         --
9.3      INDEMNITY AND INSURANCE

         22
         --
9.4      MAINTENANCE OF INSURANCE

         22
         --
NO WARRANTY

         22
         --
10.1     NO WARRANTY.

         22
         --
10.2     ACKNOWLEDGEMENT.
         23
         --
TERM AND TERMINATION

         23
         --
11.1     TERM.
         23
         --
11.2     TERMINATION BY ROGERS.
         23
         --
11.3     TERMINATION BY RESELLER.
         25
         --
11.4     USE OF INFORMATION UPON TERMINATION.
         25
         --
11.5     CONTINUING OBLIGATIONS

         25
         --
11.6     NO OBLIGATION FOR CONTINUING SERVICE TO END USERS

         25
         --
RIGHT OF FIRST REFUSAL

         26
         --
12.1     RIGHT OF FIRST REFUSAL

         26
         --
12.2     EXTENSION OF RIGHT OF FIRST REFUSAL.
         27
         --
TRADE NAME AND TRADEMARK

         27
         --
13.1     ROGERS' RIGHTS.
         27
         --
13.2     EQUIPMENT BRANDING.
         27
         --

CONFIDENTIALITY

         28
         --
14.1     CONFIDENTIAL INFORMATION.
         28
         --
14.2     REMEDY FOR BREACH

         29
         --
RESTRICTIONS

         29
         --
15.1     RESTRICTION ON BUNDLING.
         29
         --
15.2     NON-SOLICITATION.
         29
         --
GENERAL

30
--
16.1     RELATIONSHIP OF PARTIES.
         30
         --
16.2     NOTICES.

         30
         --
16.3     FORCE MAJEURE

         31
         --
16.4     FURTHER ASSURANCES.
         31
         --
16.5     WAIVER.
         31
         --
16.6     SUCCESSORS AND ASSIGNS

         31
         --
16.7     SEVERABILITY

         31
         --
16.8     TIME.
         32
         --
16.9     GOVERNING LAW

         32
         --
16.10    EXECUTION IN COUNTERPARTS.
         32
         --
16.11    SURVIVAL.

         32
         --
16.12    ENTIRE AGREEMENT

         32
         --
16.13    AMENDING THE AGREEMENT

         32
         --
16.14    REVIEW BY COUNSEL

         33
         --
INDEPENDENT INVESTIGATION

33
--

                               RESELLER AGREEMENT


This Agreement shall be effective as of the 20 day of April, 2000.

BETWEEN:

                ROGERS WIRELESS INC., a corporation incorporated under the laws of Canada

                (hereinafter referred to as "Rogers")


                - and -


                INNOFONE CANADA INC. a corporation incorporated under the laws of Canada__


                (hereinafter referred to as "Reseller")


         WHEREAS Rogers is engaged in the business of providing a variety of wireless communications services, including the Rogers Services (as defined below);

         AND WHEREAS Reseller desires to purchase and resell access to and use of the Rogers Services to (i) VISA customers of Canadian Imperial Bank of Commerce ("CIBC") through CIBC's "Guaranteed Proof" program, (ii) VISA customers of VISA Desjardin and (iii) other customers who participate in similar programs as may be approved by Rogers from time to time, on the terms set out in this Agreement;

         NOW THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS


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1.1      Definitions

         "Activate" means the establishment by Rogers of an initial connection of a unit of Equipment to the Rogers Facilities, and "Activated" shall have a corresponding meaning.

         "Affiliates" means a relationship which exists where one corporation is a subsidiary of the other, or where both are subsidiaries of the same corporation, or where each of them are controlled, directly or indirectly, by the same person or corporation or group of persons and/or corporations. Control, for the purposes hereof, means effective control and one corporation shall be a subsidiary of another if the first referred to corporation is controlled directly or indirectly by the other.

         "Agreement" means this reseller agreement and all schedules and amendments to it. Allowed Migration Percentage" means, with respect to the calendar year ending on (i) December 31, 2000, 16%, (ii) December 31, 2001, 18%, and (iii) December 31, 2002, 20%.

         "Bundle" means the promotion, marketing or offering by Reseller of the cellular services together with one or more other services or products, where the fees for the cellular services are not separately set out (i.e. a single price point) or where a customer is required to purchase more than one product or service from Reseller.

         "Business Hours" means the hours during which Rogers offices are open to conduct business as set out in the Reseller Operations Manual.

         "Deactivate" means the termination of the provision of the Rogers Services with respect to a unit of Equipment.

         "End User" means a person or entity that (i) uses the Rogers Services as a result of being offered the Rogers Services by Reseller, and (ii) that is billed directly for the Rogers Services by Reseller as provided for in this Agreement.

         "Equipment" means a receiving/transmitting device which has been approved by

(i) Industry Canada for use in Canada, and (ii) Rogers for use as an end-user terminal in connection with the Rogers Services.

         "Monthly Migrated Customers" means, for any period of one month, the total number New Customers during such period and who were formerly customers of Rogers at any time during the period of three months prior to the commencement of such monthly period.

         "Monthly Migration Percentage" means for any calendar month, the quotient obtained by dividing the (i) Monthly Migrated Customers for such month, by (ii) number of New Customers for such month.

         "New Customers" means, during any period, the aggregate of all customers of Reseller that commenced receiving the Rogers Services during such period, which would occur with respect to each customer once Rogers had activated such customer's number in its billing system.

         "Number" means any telephone number or e-mail address, assigned to Reseller by Rogers and associated with the Equipment of Reseller or its End Users, enabling use of the Rogers Facilities.

         "Person" includes an individual, partnership, firm, body corporate or government body or department thereof and the legal representatives of such person.

         "Reseller Operations Manual" means the rules, policies and procedures governing the operations of Reseller and the performance of its obligations hereunder, as the same may be issued or amended from time to time by Rogers, with any amendment becoming effective for the purposes of this Agreement upon receipt by Reseller of written notice thereof. The initial Reseller Operations Manual is attached hereto as Schedule "C".

         "Rogers Facilities" means the telecommunications switching equipment, cell site transceiver equipment and other equipment maintained, expanded, modified or replaced by Rogers to provide the Rogers Services.

         "Rogers Services" means the cellular radio-based telecommunications services, both analogue and digital, offered by Rogers from time to time using the

Rogers Facilities, including Personal Communications Services (PCS), and which Rogers is authorized or permitted by the appropriate regulatory authorities to provide in Canada.

         "Service Area" means the geographic locations in which the Rogers Services are available from time to time.

         "Unauthorized Use" means any use of the Rogers Facilities or any Equipment or Number by any Person in any abusive or fraudulent manner or in a manner that has not been authorized by Rogers, including but not limited to the modification of the electronic serial number (ESN) originally installed by the manufacturer in a cellular phone (which shall include the practices generally referred to as "counterfeiting", "cloning fraud" or "tumbling fraud") or engaging in any of the practices referred to in Section 4.1.

         "VISA Customers" means VISA customers of (i) CIBC that participate in CIBC's "Guaranteed Proof" program, and (ii) VISA Desjardin that participate in VISA Desjardin's "Aim to Save" program.

1.2      Gender.

         Except where the context otherwise indicates, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender.

1.3      Headings.

         The headings of all Articles or Sections herein are inserted for convenience of reference only and shall not affect the construction or interpretation hereof.

1.4      Schedules.

         The following are the Schedules attached to and incorporated in this Agreement by reference and deemed to be part hereof:

         Schedule "A"               - Pricing
         Schedule "B"               - Billing Information
         Schedule "C"               - Reseller Operations Manual

         Schedule "D"               - Reseller Supply Terms

1.5      Effective Date.

         There shall be no agreement, oral or written, between the parties set forth in this document with respect to the provisions set forth herein until Reseller shall have signed and delivered two copies of this Agreement to Rogers and two duly authorized signing officers of Rogers shall have executed this Agreement and delivered a signed copy thereof to Reseller.

                                    ARTICLE 2

                             APPOINTMENT OF RESELLER

2.1      Appointment as Reseller.

         In reliance on the representations made by Reseller, Rogers hereby appoints Reseller and Reseller agrees to act as an authorized reseller of the Rogers Services upon the terms and conditions of this Agreement.

1.2      Resale Market.

         Reseller agrees that it shall resell the Rogers Services and the Equipment purchased in accordance with this Agreement only to (i) VISA Customers , and (ii) other customers who participate in similar programs as may be approved by Rogers in writing from time to time in its sole discretion.

2.3      Competition.

         Rogers reserves the right to appoint other persons as resellers of the Rogers Services in any area at any time and to itself engage, directly or indirectly in the solicitation of customers and the sale of the Rogers Services in competition with Reseller.

2.4      No Rights to Rogers' Facilities.

         No provision of this Agreement shall be construed as vesting in Reseller any control or ownership interest whatsoever in any equipment, facilities or operations of Rogers including the Rogers Facilities.

                                    ARTICLE 3

                                 ROGERS SERVICES

3.1      Provision of Service.

         Rogers agrees to provide the Rogers Services to End Users with respect to whom Reseller has requested the provision of the Rogers Services in accordance with the provisions of this Agreement. In this regard, Rogers shall register on the Rogers Facilities Equipment used by such End Users and provide the Rogers Services to such End Users during the term of this Agreement, unless it is notified by Reseller to cease the provision of the Rogers Services to such End Users as specified in such notice. Reseller agrees to inform its End Users of the Service limitations contained in this Section.

3.2      Limitations on Service.

         Reseller acknowledges and agrees that the Rogers Services are made available to End Users only when their Equipment is in operating range of the Rogers Facilities. The Rogers Services may be temporarily refused, interrupted, or limited because of: (i) limitations to the Rogers Facilities; (ii) transmission limitations caused by atmospheric, topographical or other factors reasonably outside of Rogers' control; or (iii) equipment modifications, upgrades, relocations, repairs, and other similar activities necessary for the proper or improved operation of the Rogers Services. Individual calls may be involuntarily disconnected for a variety of reasons, including without limitation atmospheric conditions, topography, weak batteries, system over-capacity, movement outside a Service Area and gaps in coverage within a Service Area.

3.3      Limitations on Roaming Service.

         Rogers will use reasonable commercial efforts to provide the same roaming service to End Users that is available to Rogers' other customers. Notwithstanding the preceding sentence,
Rogers, or another entity with which Rogers has a roaming agreement, may in its sole discretion suspend roaming privileges to any end User if it discovers or suspects that the Numbers assigned to such End-User are being used in a fraudulent manner. Rogers agrees to use reasonable commercial efforts to provide Reseller with prior or prompt subsequent, notification of any such suspension of roaming service; provided, however, that Rogers shall have no liability arising out of any failure to notify Reseller.

3.4      Reassignment of/No Property in Numbers.

         Reseller acknowledges that Rogers may be required to change or reassign Numbers previously provided to Reseller from time to time. Rogers will endeavour to provide Reseller with notice of the intended change in advance of making any such change. Reseller agrees to inform its End Users of the provisions of this Section, and further acknowledges and agrees that neither it nor any End User shall have or acquire any proprietary right in any specific Number provided by Rogers.

3.5      Lack of Privacy.

         Reseller acknowledges, and shall inform all End Users, that (i) it is possible for third parties to monitor voice and data traffic over the Rogers Facilities and privacy cannot be guaranteed, (ii) if Reseller or an End User desires to secure transmission of data, Reseller or such End User must provide for its own means of data encryption, and (iii) Reseller and the End User assume full responsibility for the establishment of appropriate security measures (including, without limitation, the selection of passwords and the like) to control access to their own respective Equipment and information.

3.6      Design of Rogers Facilities.

         Reseller acknowledges and agrees that the design, engineering and construction of the Rogers Facilities is entirely within Rogers' discretion and Rogers is under no obligation to make any additions or modifications to the Rogers Facilities to accommodate the needs or desires of Reseller or its End Users.

3.7      Changes to Services.

         Reseller acknowledges and agrees that the Rogers Services being provided shall be subject to such modifications, additions and deletions as Rogers may determine from time to time.

3.8      Activation/Deactivation.

(1) Rogers will use reasonable commercial efforts to Activate the Equipment of End Users to the Rogers Facilities within four (4) Business Hours of Rogers' receipt of a request from Reseller for the provision of the Rogers Services in accordance with the procedures set out in this Agreement and the Reseller Operations Manual.

(2) Rogers will use reasonable commercial efforts to Deactivate the Equipment of End Users from the Rogers Facilities within four (4) Business Hours of Rogers' receipt of a request from Reseller to effect such Deactivation in accordance with the procedures set out in this Agreement and the Reseller Operations Manual.

(3) Any requests from Reseller to Activate, Deactivate or make any change in the Rogers Services will be accepted by Rogers only from Reseller, and not from agents of Reseller or from End Users.

(4) Rogers shall use reasonable efforts to maintain a sufficient inventory of Numbers in order to satisfy Reseller's requirements therefor from time to time. If, at any time, Reseller requires an unusual number of Numbers in any particular geographic location, it shall provide Rogers written notice of its requirement for such Numbers not later than seventy-five (75) days prior to the time when such Numbers are required. Failure to provide such a notice or inaccurate forecasting could result in delays in receiving Numbers up to seventy-five (75) days from the time of request.

3.9      Directory Listings.

         Rogers does not provide a directory listing service for the Numbers. It is the responsibility of Reseller or the End Users to obtain such directory listings at its or their expense.

3.10     Operator Assistance.

         Rogers does not itself provide operator assistance to End Users, but shall make available the operator assistance which is offered by the wireline telephone companies, at the same rates as Rogers charges its retail customers.

                                    ARTICLE 4

                         RESTRICTIONS ON USE OF SERVICE

4.1      Abuse or Fraudulent Use.

         The Rogers Services are furnished by Rogers for use by Reseller and its End Users in accordance with the terms of this Agreement and the Reseller Operations Manual and subject to the condition that there will be no abuse or fraudulent use thereof. Abuse and fraudulent use of the Rogers Services includes, but is not limited to:

         (a) attempting or assisting another to access, alte or interfere with the communications of and/or information about another customer;

         (b) tampering with or making an unauthorized connection to the Rogers Facilities;

         (c) using or assisting another to use any scheme, false representation or false credit device, or other fraudulent means or devices in connection with the Rogers Services;

         (d) using the Rogers Services in such a manner so a to interfere unreasonably with the use of the Rogers Service by one or more other customers or End Users or to interfere unreasonably with Rogers' ability to provide the Rogers Service; or

         (e) using the Rogers Services to convey information that is obscene, salacious, prurient or unlawful.

4.2      Cancellation of Service to End User.

         If Rogers determines that any End User has engaged in any Unauthorized Use of the Rogers Services, Rogers may Deactivate such End User from the Rogers Services. Further, Rogers reserves the right to disconnect or suspend the Rogers Services to any Equipment that Rogers believes may not function properly on, or that may adversely affect the operation of the Rogers Facilities.

4.3      Interference.

         The parties understand that from time to time one or more End Users may interfere with the Rogers Facilities in such as way as to impair the quality of the Rogers Services. Upon either party's discovery of any such abuse by an End User, such party shall promptly notify the other party, and Reseller shall immediately order the End User to cease from engaging in such act(s) of interference. Rogers shall have the right to discontinue the Rogers Service to that End User should such act(s) continue. Reseller shall assist Rogers in taking all actions reasonably necessary to prevent any further interference.

                                    ARTICLE 5

                           RATES AND TERMS OF PAYMENT

5.1      Rates.

(1) Rogers agrees to sell to Reseller, and Reseller agrees t purchase from Rogers, the Rogers Services at the rates and on the terms and conditions described in Schedule "A".

(2) For purposes of calculating volume-based charges in accordance with the pricing with respect to Rogers Services as set out on Schedule "A".

5.2      Payment of Charges.

  (1) Without limiting the generality of Section 5.1, Reseller agrees to pay to Rogers all fees and other charges as set forth in Schedule "A" for each Number assigned to Reseller, including, without limitation:

         (a) the applicable charges for all calls originatin from, and all charged calls accepted by an End User using, Equipment that uses Numbers assigned to Reseller;

         (b) the applicable charges for all services of othe telecommunications carriers and the exercise of roaming privileges in those areas served by other cellular telephone system operators with whom Rogers has roaming agreements; and

         (c)  any minimum charges, early cancellation fees an other charges.

(2) Reseller shall be responsible for all charges associated with any Equipment that is stolen, lost or destroyed until such time as Rogers is notified of any such theft, loss or destruction in accordance with the procedures outlined in the Reseller Operations Manual.

(3) No compensation or adjustment will be made to rates and charges owing by Reseller in the event of any refusal or interruption of service or equipment.

(4) Reseller agrees to pay all applicable taxes in connectio with the transactions set out in this Agreement.

5.3      Billing Records

         Reseller shall keep accurate books and records of all amounts owing to it by its customers and by it to Rogers and of all calculations of such amounts. Reseller agrees to provide monthly reports to Rogers of such items in a form acceptable to Rogers. Unless otherwise specified by Rogers, such reports with respect to a month shall be provided to Rogers contemporaneously with the monthly payment for such month as set out in Section 5.4(1). In addition, Rogers shall have the right to audit Reseller's books and records during normal business hours in respect of all amounts owing under this Agreement and the calculation thereof.

5.4      Time of Payment

(1) Subject to Section 5.4(2), all amounts owing by Reseller to Rogers under this Agreement with respect to any month shall be due on the 20th day of the following month. Reseller agrees to pay to Rogers interest on all overdue amounts at a rate of 1.5% per month (19.56% per annum) calculated and applied monthly.

(2) In the event that a Reseller has incurred a material amount of non-recurring charges or otherwise presents an unacceptable risk of loss to Rogers, as determined by Rogers in its sole discretion, Rogers may request immediate payment from Reseller on an interim basis. In such cases, the charges will be considered past due three (3) days after Rogers demands payment thereof.

5.5      Disputed Charges.

(1) Reseller may provide Rogers with written notice of any disputed charges within (i) 30 days, in the case of roaming charges, and (ii) 90 days, in the case of all other charges, after the mailing date of the first invoice containing such disputed charges. If Reseller fails to provide Rogers written notice of any disputed charges within such time periods, Reseller shall have no right to dispute such charges. Further, Reseller acknowledges and agrees that sending such a notice of disputed charges does not excuse or defer Reseller's obligations of full payment of the invoice in accordance with Section 5.4(1). Rogers shall use reasonable commercial efforts to provide Reseller with its determination with respect to disputed charges within 20 days after its receipt of Reseller's notice of dispute and, if appropriate, will credit Reseller's account.

(2) Without limiting the generality of any other provision hereof, it is acknowledged that the failure of End Users to pay Reseller any amount or the perpetration of any fraud or deceit upon Reseller or any direct or indirect agent of Reseller shall not relieve Reseller of any of its obligations to pay Rogers all amounts owing under Section 5.1.

5.6      Security.

(1) Contemporaneously with the execution of this Agreement, Reseller shall provide to Rogers a security deposit or an irrevocable letter of credit in a form satisfactory to Rogers in the amount of $100,000 to secure the performance of Reseller's obligations under this Agreement and any other agreement between Rogers and Reseller. Thereafter, Reseller shall, upon Rogers' request, be obligated to increase the amount of such security deposit or replace such letter of credit such that the amount of the security deposit or letter of credit is equal to the value of the amount of charges incurred by Reseller hereunder during the three month period prior to such request. In the event that Reseller provides

         Rogers with a cash deposit, Reseller hereby grants to Rogers a security interest in such deposit.

(2) The provision of a deposit or letter of credit by Reseller does not in any way modify Reseller's obligations under this Agreement with respect to the payment of amounts due to Rogers. From time to time, Rogers may apply all or any part of the deposit or amount available under the letter of credit to sums due hereunder or to cure other breaches of this Agreement by Reseller. This right of setoff is in addition to all other rights and remedies available to Rogers under this Agreement or at law or in equity. Reseller shall restore the deposit or amount secured by the letter of credit to an amount that is acceptable to Rogers within ten days of Rogers' written notice to do so.

(3) Any deposit paid to Rogers in accordance with Section 5.6(1) shall be held by Rogers without interest payable to Reseller. Upon the expiry or termination of this Agreement for any reason, Rogers shall have the right to apply the deposit or letter of credit against any outstanding balance in Reseller's account. In the event that there is no outstanding balance or it is less than the amount of the deposit, the deposit or the remainder of the deposit, as the case may be, shall be refunded to Reseller.

(4) In the event that Reseller files for bankruptcy protection or an involuntary bankruptcy petition is filed against Reseller, Rogers and Reseller agree that Rogers shall be entitled to recoup against the deposit any sums that are owed by Reseller to Rogers at that time. Should Rogers seek relief from any stay in order to effect such recoupment, although such relief may not be required under applicable law, Reseller agrees to the entry of relief from the stay to allow Rogers to recoup the deposit and to raise no defences thereto. Rogers and Reseller agree that the deposit and Reseller's obligations under this Agreement arise out of the same transaction.

5.7      Migration Protection

         If at the end of each calendar year during the term of the Agreement, the weighted average of the Monthly Migration Percentage for each month during such year exceeds the Allowed Migration Percentage for such year, then Reseller would pay to Rogers an amount equal to the product of A multiplied by B where:

         A equals $200; and

         B equals the product of (i) the amount (expressed as a percentage) by which the weighted average of the Monthly Migration Percentage for each month during such year exceeds the Allowed Migration Percentage for such year, multiplied by (ii) the sum of all New Customers during such year.

                                    ARTICLE 6

                                    EQUIPMENT

6.1      Equipment.

(1) Reseller shall ensure that any Equipment used by it, its agents, or its End Users in connection with the Rogers Services is approved by Rogers for use in connection with the Rogers Facilities and meets the standards of all applicable regulatory authorities. Rogers may, without liability, refuse to Activate or Deactivate any Equipment that does not comply with these standards.

(2) Rogers shall not be responsible to Reseller or any End User for the installation, operation, quality of transmission, or testing and maintenance of any cellular telephone unit or cellular terminal equipment. Rogers shall have no obligation to sell or otherwise provide Equipment to Reseller's End Users.

6.2      Supply Terms.

(1) Rogers agrees to supply certain Equipment described in Section 6.2(2) to Reseller from time to time in accordance with the Reseller Supply Terms attached hereto as Schedule "D"(as the same may be amended by Rogers at any time in its sole discretion upon notice to Reseller), provided, however, that if Rogers provides not less than sixty (60) days prior written notice to Reseller that it will no longer be supplying Equipment to its distributors of Rogers Services, then Rogers shall have no further obligation to supply Equipment to Reseller under this Section 6.2(1).

         (2) During the term of the Reseller Agreement, Rogers agrees to make the Nokia 5160 available to Reseller for a price of $99. Upon the request of Reseller, Rogers agrees to make available for purchase by Reseller, cellular phones of a particular make and model instead of such phone, which make and model shall be determined from time to time by mutual agreement of the parties. The price for such phones shall be determined by Rogers.

(3) In the event that a customer who has purchased a phone from Reseller and such customer deactivates from the Rogers Facilities prior to the date that is 12 months following such customer's activation (the "Initial Term"), then Reseller shall pay to Rogers an additional amount equal to the lesser of $200 and the amount determined by multiplying (i) the number of months (for the purpose of this calculation, partial months shall be counted as full months) from the date of such deactivation remaining in the Initial Term, by (ii) $20. Also, if a phone purchased from Rogers is not activated by Reseller within 75 days of its purchase, then Reseller shall be required to pay Rogers' full retail rate for such phone.

                                    ARTICLE 7

                             RESELLER'S OBLIGATIONS

7.1      Obligations to End Users.

(1) With respect to the matters covered by this Agreement, Rogers shall be obligated only to Reseller and not to End Users. End Users shall not be deemed to be third-party beneficiaries of this Agreement.

(2) Reseller shall be solely responsible to provide an adequate and properly trained staff to receive and investigate any complaints from its End Users relating to the Rogers Services. Reseller agrees to report any trouble with the Rogers Services to Rogers immediately upon Reseller's reasonable verification that such trouble is due to reasons other than the misuse or malfunctioning of the End User's Equipment or the failure of such Equipment to meet the technical standards for compatibility with the Rogers Service.

7.2      Ethical Responsibilities.

         Neither party shall do anything that would tend to discredit, dishonour, reflect adversely upon, or injure, in any manner, the reputation or business of the other party, or in the case of Rogers, any other reseller, agent or dealer of Rogers. Each party shall be governed in all its dealings with respect to this Agreement by the highest standards of honesty, integrity, and fair dealing.

7.3      Responsibility for Actions or Omissions

         Reseller shall be solely responsible for all risks and expenses incurred in connection with its actions or omissions in the sale of the Rogers Services or otherwise relating to this Agreement. Reseller shall act in all respects on its own account, and shall be solely responsible for such things as credit verification, deposits, billing, collection, consolidation, rebilling, customer complaints, charges for usage, bad debts, and except as provided in the Reseller Operations Manual, Unauthorized Use of any Number assigned to Reseller, whether by Reseller, an End User, or any third party.

7.4      Responsibility for Agents.

         Reseller is responsible for the performance of its agents, if any, and shall ensure that its agents are in compliance with any applicable terms of this Agreement, and any other applicable industry standards.

7.5 Contracts with end Users

                           (2) Contract Required - Reseller agrees that each End
                  User will sign a contract containing the information referenced in Sections 3.1, 3.4 and 3.5, together with language similar in all material aspects to the subparagraphs set forth below:

         (i) [END USER] HAS NO PROPERTY RIGHT IN THE TELEPHONE ACCESS NUMBER OR E-MAIL ADDRESS, IF APPLICABLE.

         (ii) [END USER] EXPRESSLY UNDERSTANDS AND AGREES THA IT HAS NO CONTRACTUAL RELATIONSHIP WHATSOEVER WITH UNDERLYING CARRIER AND THAT [END USER] IS NOT A THIRD PARTY BENEFICIARY OF ANY AGREEMENT BETWEEN [RESELLER] AND THE UNDERLYING CARRIER. IN

               ADDITION, [END USER] EXPRESSLY UNDERSTANDS AND AGREES THAT THE UNDERLYING CARRIER SHALL HAVE NO LEGAL, EQUITABLE, OR OTHER LIABILITY OF ANY KIND TO [END USER]. REGARDLESS OF THE FORM OF THE ACTION, WHETHER FOR BREACH OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE, END USER'S EXCLUSIVE REMEDY AND THE TOTAL LIABILITY OF THE UNDERLYING CARRIER ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT, FOR ANY CAUSE WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, ANY FAILURE OR DISRUPTION OF SERVICE PROVIDED HEREUNDER, IS LIMITED TO PAYMENT OF DAMAGES IN AN AMOUNT EQUAL TO THE PORTION OF THE FIXED MONTHLY

         (iii) CHARGE TO (END USER) FOR THE SERVICES RELATING TO THE PERIOD OF SERVICE DURING WHICH SAID DAMAGES OCCUR.

         (iv) UNLESS CAUSED BY THE NEGLIGENCE OF [RESELLER] [END USER] SHALL INDEMNIFY AND HOLD HARMLESS THE UNDERLYING CARRIER SUPPLYING SERVICES TO [RESELLER], AND ITS OFFICERS, EMPLOYEES, AND AGENTS AGAINST ANY AND ALL CLAIMS, INCLUDING WITHOUT LIMITATION CLAIMS FOR LIBEL, SLANDER, INFRINGEMENT OF COPYRIGHT, OR PERSONAL INJURY OR DEATH, ARISING IN ANY WAY DIRECTLY OR INDIRECTLY IN CONNECTION WITH THIS AGREEMENT OR THE USE, FAILURE TO USE, OR INABILITY TO USE THE ACCESS TELEPHONE NUMBER. THIS INDEMNITY SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

                        (2) Reseller may, at its option, include such other
               provisions or modify the foregoing provisions to apply to Reseller as well as to Rogers, so long as such additions or modifications do not mitigate the effect of the foregoing.

7.6      Reseller Operations Manual

         Reseller shall at all times comply with the rules, policies, and procedures and other matters set out in the Reseller Operations Manual, including, without limitation, all fraud management procedures.

7.7      Interference with Rogers Dealers/Customers

         Reseller shall not contract with, enter into arrangements with or otherwise deal with or accept subscriptions or sales leads from any Rogers agent, dealer or sales representative. Similarly, Reseller shall not, directly or indirectly, target Rogers' customers for the purpose of contracting them as End Users.

7.8      Minimum Number of Customers.

         Reseller agrees that during the period commencing eighteen months following the date of this Agreement and ending on the expiry of this Agreement, Reseller agrees to maintain at all times at least 10,000 End Users Activated to the Rogers Facilities.

7.9      Commitment.

         Reseller shall be required to have not less than 5,000 Numbers activated on the first anniversary of the date of the Agreement, 15,000 Numbers activated on the second anniversary of the date of the Agreement, and 25,000 Numbers activated on the third anniversary of the date of the Agreement. If, on any such anniversary, Reseller does not have the applicable Numbers activated as set out above, then it would be required to pay to Rogers an amount equal to the product of $20 and the amount by which the applicable number of Numbers for such anniversary exceeds the actual number of Numbers activated by Reseller on such anniversary date. Reseller acknowledges that any amounts that become payable by it to Rogers pursuant to this Section 7.9 are a genuine pre-estimate of Rogers damages in connection with the Retailer's failure to meet its commitments and not a penalty. In addition to Rogers' right to receive such payments, if, on any such anniversary, Reseller does not have the applicable Numbers activated as set out above, then Rogers would be permitted to terminate the Reseller Agreement on ten days written notice to Reseller.

7.10     Restrictions on Numbers.

         Reseller shall ensure that there is a single unique MIN/ESN or MAN number combination, as applicable associated with each unit of Equipment.

7.11     Right of First Offer

(1) In the event that Reseller wishes to offer, sell or resell any wireless communications services, including without limitation cellular/PCS, paging and data services, to any other person, then it would first offer Rogers the opportunity to sell such services to Reseller for resale to such person on the terms specified in the Agreement or on other terms by notice in writing clearly specifying such terms.

(2) Rogers agrees to notify Reseller within 15 days of receiving such notice whether it wishes to provide the services to Reseller on such terms. If Rogers notifies Reseller that such terms are not acceptable to Rogers, then during the period commencing on the date of Reseller's receipt of such notice from Rogers and ending 45 days thereafter, at Rogers' discretion, Reseller shall be obligated to negotiate in good faith terms for the provision of the services that are mutually agreeable.

(3) If, after the end of such 45 day period, the parties are unable to agree on the terms for the sale by Rogers of such services to Reseller, then Reseller would be permitted to, but need not, obtain such services from a third party for purposes of offering, selling or reselling such services only such services only to such person, provided such services are obtained on terms no less favourable than the terms on which Rogers was willing to make such services available to Reseller.

(4) If the services are not obtained from a third party within 90 days from the end of such thirty day period, then the above provisions would reapply.

                                    ARTICLE 8

                               ROGERS' OBLIGATIONS

8.1      Service.

         Rogers agrees to provide the Rogers Services to Reseller in accordance with the terms and conditions specified in this Agreement. Rogers' obligation to provide the Rogers Services is conditional upon Rogers' ability to obtain, retain and maintain, without unreasonable expense, suitable facilities, equipment, licenses and rights to provide the Rogers Services. Rogers' obligation to provide the Rogers Services is further conditional upon Reseller's compliance with the terms and conditions of this Agreement.

8.2      Regulatory Approval.

         Rogers will use reasonable commercial efforts to obtain and comply with all regulatory approvals and licences necessary to provide the Rogers Services.

8.3      Notice of Material Change in Service.

         Rogers agrees to use commercially reasonable efforts to provide advance notice to Reseller of any material changes in the Rogers Services of either a permanent or temporary nature.

                                    ARTICLE 9

                   LIMITATION OF LIABILITY/INDEMNITY/INSURANCE

9.1      Limitation of Rogers' Liability.

(1) ROGERS' TOTAL LIABILITY WITH RESPECT TO ANY AND ALL CLAIMS, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND PRODUCT LIABILITY), STRICT LIABILITY OR
OTHERWISE, ARISING OUT OF OR IN CONNECTION WITH THE PERFORMANCE OR NON-PERFORMANCE OF ANY OF ROGERS' OBLIGATION'S UNDER THIS AGREEMENT, OR THE USE OF THE ROGERS SERVICES BY OR ON BEHALF OF RESELLER OR ANY END USERS SHALL NOT EXCEED, WHERE APPLICABLE, RESELLER'S DIRECT DAMAGES, IF ANY, LIMITED SOLELY TO THE PURCHASE PRICE ALLOCABLE TO SUCH ROGERS SERVICES AND PAID TO ROGERS WHICH GIVES RISE TO THE CLAIM.

(2) NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT, ROGERS, ITS AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND DEALERS SHALL NOT BE LIABLE TO RESELLER FOR, AND RESELLER FOR ITSELF AND THE END USERS HEREBY WAIVES THE RIGHT TO

         CLAIM ANY DIRECT, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL COST, LOSS, EXPENSE, DAMAGES OR LIABILITY OF ANY NATURE (INCLUDING WITHOUT LIMITATION LOSS OF PROFITS, OR REVENUE, LOSS OF DATA, COST OF CAPITAL, DOWN TIME COSTS, COSTS OF SUBSTITUTE GOODS OR SERVICES, LOSS OF BUSINESS OPPORTUNITIES OR LOSS OF PROPERTY) (i) ARISING OUT OF THE FAILURE OF THE ROGERS SERVICES TO OPERATE AT ANY TIME OR TIMES, OR (ii) ARISING OUT OF A THIRD PARTY'S UNAUTHORIZED ACCESS TO DATA OR VOICE COMMUNICATIONS TRANSMITTED OVER THE ROGERS FACILITIES OR THE COMPLETENESS OR ACCURACY OF SUCH DATA OR VOICE COMMUNICATIONS AND WHETHER OR NOT SUCH DAMAGES WERE FORSEEN OR UNFORSEEN.

(3) NOTWITHSTANDING SECTION 9.1(1), ROGERS SHALL NOT BE LIABLE TO RESELLER, ANY END USER, OR ANY OTHER PERSON FOR ANY ACCIDENT OR INJURY CAUSED BY OR TO A VEHICLE, WATERCRAFT OR AIRCRAFT OWNED OR OPERATED BY AN END USER, SUCH END USER OR OTHER PERSON IF THE ACCIDENT RESULTED FROM THE OPERATION OR FAILURE OF EQUIPMENT.

9.2      Limitation of Liability.

         NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT, NEITHER PARTY, ITS AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND DEALERS SHALL BE LIABLE TO THE OTHER PARTY FOR ANY DIRECT, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL COST, LOSS, EXPENSE, DAMAGES OR LIABILITY OF ANY NATURE (INCLUDING WITHOUT LIMITATION LOSS OF PROFITS, OR REVENUE, LOSS OF DATA, COST OF CAPITAL, DOWN TIME COSTS, COSTS OF SUBSTITUTE GOODS OR SERVICES, LOSS OF BUSINESS OPPORTUNITIES OR LOSS OF PROPERTY) IN CONNECTION WITH THIS AGREEMENT WHETHER OR NOT SUCH DAMAGES WERE FORSEEN OR UNFORSEEN.

9.3      Indemnity and Insurance

         Reseller agrees to indemnify and hold Rogers harmless against any and all liabilities, claims, damages, costs or expenses (including legal fees and expenses) directly or indirectly incurred by Rogers by reason of or arising out of or relating to claims by End Users or to any acts, duties and obligations or omissions of Reseller or of any personnel employed by, or agent of, Reseller and Reseller shall, at the request of Rogers and at Reseller's expense, assume the defence of any demands, claims, actions, suits or proceedings brought against Rogers by reason thereof and pay any and all damages assessed against or that are payable by Rogers as a result of the disposition of any such demands, claims, actions, suits or proceedings. Notwithstanding the foregoing, Rogers may be represented in any such demands, claims, actions, suits or proceedings by its own counsel at the expense of Reseller. No settlement or compromise shall be agreed to without the concurrence of Rogers.

9.4      Maintenance of Insurance

         Reseller shall maintain, in full force and effect, a comprehensive general liability insurance policy or policies with personal injury liability blanket, contractual liability and complete operations liability insurance endorsements protecting Reseller, Rogers, its Affiliates and their respective directors, officers and employees and representatives against any loss, liability or expense due to personal injury, death or property damage or otherwise arising out of or occurring in connection with the business of Reseller. Rogers shall be named as an additional insured in such policy or policies which shall be written by a responsible insurance company or companies licensed to do business in the province in which Reseller conducts its business and meeting with the reasonable approval of Rogers, with a combined single limit of not less than Three Million ($3,000,000) Dollars for bodily injury or death and for property damage. Such policy or policies shall provide that they will not be cancelled or materially altered without at least sixty (60) days prior written notice to Rogers. Within ten (10) days after execution of this Agreement, Reseller shall furnish Rogers with a certificate or certificates of such insurance, together with evidence that the premiums therefore have been paid. Maintenance of such insurance and the performance by Reseller of its obligations under this Section shall not relieve Reseller of liability under the indemnity provisions hereinabove set forth in Section 9.3.

                                   ARTICLE 10

                                   NO WARRANTY

10.1     No Warranty.

         ROGERS MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE ROGERS SERVICES, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, NOR DOES ROGERS WARRANT UNINTERRUPTED WORKING OF THE ROGERS SERVICES OR THE ROGERS FACILITIES, AND RESELLER SHALL MAKE NO WARRANTY, WRITTEN OR ORAL, ON ROGERS' BEHALF, AND NO EMPLOYEE OR REPRESENTATIVE OF ROGERS IS AUTHORIZED TO PERMIT RESELLER TO DO SO.

10.2     Acknowledgement.

         Reseller acknowledges that the Rogers Services may be interrupted because of capacity or equipment limitations, equipment modifications, upgrades, relocations and repairs and similar activities necessary for the proper operation of the Rogers Facilities.

                                   ARTICLE 11

                              TERM AND TERMINATION

11.1     Term.

         This Agreement shall be effective commencing on the date indicated on the first page of this Agreement and shall remain in force for a period of three
(3) years. In the event this Agreement expires, and the parties do not enter into a new agreement governing the subject matter hereof and Rogers continues to provide the Rogers Services to Reseller, this Agreement shall be deemed to continue on a month-to-month basis until one party, upon thirty (30) days written notice to the other, terminates this Agreement.

11.2     Termination by Rogers.

         (1) Rogers may, immediately upon written notice, terminate this Agreement if:

              (a) Reseller fails to pay any amount owed to Rogers when due and such failure is not cured within five (5) days after written notice of such failure is given to Reseller by Rogers;

              (b) Reseller fails to provide or maintain deposit or letter of credit when required to do so pursuant to this Agreement and such failure is not cured within ten (10) days of written notice thereof;

              (c) Reseller fails to abide by the terms and conditions of this Agreement or any other agreement with Rogers and such failure is not cured within ten (10) days of written notice thereof;

              (d) Reseller fails to meet its sales commitment in any calendar year as set out in Section 7.9.

              (e) Reseller provides false or misleading information to Rogers in connection with any application for the Rogers Services;

              (f) Reseller uses or permits an End User o other person to use the Rogers Services or the Rogers Facilities in a manner that adversely affects Rogers' operations or the use of the Rogers Services by other customers;

              (g) Reseller initiates proceedings for its winding up, liquidation or dissolution, or takes action to become a voluntary bankrupt, or consents to the filing of bankruptcy proceedings against it or files a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief under any bankruptcy law or consents to the filing of such petition or consents to the appointment of a receiver, liquidator, trustee or assignee in bankruptcy or insolvency or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due or commits any other act of bankruptcy, or suspends transaction of its usual business, or any action is taken against Reseller by a third party in furtherance of any of the foregoing and such action by a third party is not dismissed within thirty
                     (30) days;

              (h) a material part of the assets used in the operation of Reseller's wireless resale business are sold or conveyed to a wireless carrier, reseller or dealer without the prior written consent of Rogers;

              (i) Reseller agrees to assign, purports to assign or is deemed to have assigned this Agreement or if an assignment occurs by operation of law, without the prior written consent of Rogers;

              (j) a wireless carrier, reseller or dealer acquires control of Reseller without the prior written consent of Rogers; (k) Reseller commits or participates in an fraudulent or improper actions in the course of acting as a reseller of the Rogers Service including, without limitation, the intentional submission to Rogers of any false or fraudulent claims for refund, credit, rebate, allowance, discount or other payment;

              (l) the conviction in any court of competent jurisdiction of Reseller, key shareholders, director or officer of Reseller for any crime or violation of law if, in the opinion of Rogers, such conviction is likely to adversely affect the operations or business of Reseller or tend to be harmful to the goodwill or reputation of Rogers or the Rogers Facilities; or

              (m) any conduct or practice by Reseller, its directors, officers, employees or key shareholders not already enumerated above is in the reasonable opinion of Rogers injurious to the goodwill or reputation of Rogers or the Rogers Facilities.

                     (2) The termination of this Agreement or suspension of the
              Rogers Service in whole or part does not affect Reseller's obligation to pay any amount owing to Rogers.

11.3     Termination by Reseller.

         Reseller may, immediately upon written notice, terminate this Agreement if:

              (a) Rogers fails to abide by the terms and conditions of this Agreement and such default is not cured within ten (10) days of written notice thereof; or

              (b) Rogers initiates proceedings for its winding up liquidation or dissolution, or takes action to become a voluntary bankrupt, or consents to the filing of bankruptcy proceedings against it or files a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief under any bankruptcy law or consents to the filing of such petition or consents to the appointment of a receiver, liquidator, trustee or assignee in bankruptcy or insolvency or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due or commits any other act of bankruptcy, or suspends transaction of its usual business, or any action is taken against Rogers by a third party in furtherance of any of the foregoing and such action by a third party is not dismissed within thirty (30) days.

11.4     Use of Information Upon Termination.

         If this Agreement expires or is terminated by Rogers pursuant to
Section 11.2, Rogers may use any information in its possession regarding Reseller or the End Users in any manner whatsoever, so as to retain the End Users as users of the Rogers Facilities, and without limiting the generality of the foregoing, may contact End Users directly.

         11.5     Continuing Obligations

         Termination pursuant to the terms of this Agreement, regardless of cause or nature, shall be without prejudice to any other rights or remedies of the parties, and Reseller shall remain solely responsible for its obligations to the End Users. The termination of this Agreement with or without cause shall not release either party hereto from any liability which at the time of termination has already accrued to the other party or which thereafter may accrue with respect to any act or omission prior to termination, or from any obligation which is expressly stated herein to survive termination. Rogers may, without liability, cancel any previously accepted orders for Numbers which have not been assigned to End Users on or before the date of termination.

11.6     No Obligation for Continuing Service to End Users

         Upon termination, Rogers shall have no further obligation to provide the Rogers Services to Reseller. However, in order to avoid disruption of the Rogers Services to End Users, Rogers may, in its discretion, continue the Rogers Services directly to any End User who meets Rogers' credit requirements and enters into a contract for the Rogers Services with Rogers. Such continuation of the Rogers Services shall not entitle Reseller to any compensation. Upon termination, Rogers may re-route calls using any Numbers previously assigned to Reseller so that any attempts to access the Rogers Services will result in connection to Rogers, which will advise callers how they may obtain the Rogers Services directly from Rogers.

                                   ARTICLE 12

                             RIGHT OF FIRST REFUSAL

12.1     Right of First Refusal

(1) Reseller agrees that it will not transfer (i) the wireless communications business of Reseller operated in accordance with this Agreement, (ii) the customer lists or End User service accounts, or a significant portion of the assets of Reseller used in connection with such business, or (iii) control (as such term is defined in the Business Corporations Act (Ontario)) of a permitted assignee of this Agreement without first complying with this Section 12.1.

(2) In the event that Reseller receives a bona fide cash offer in writing from an arm's-length purchaser to purchase (i) the wireless communications business of Reseller operated in accordance with this Agreement or all or a significant portion of the assets of Reseller, (ii) the customer lists or End User service accounts, or a significant portion of the assets of Reseller used in connection with such business, or (iii) a controlling interest in the shares of a permitted assignee of this Agreement (an "Offer"), which Offer Reseller is prepared to accept, Reseller shall first offer to Rogers the opportunity to purchase the said business, assets or securities for the same cash consideration as is contained in the Offer.

(3) If Rogers elects to purchase the business, assets or securities, as the case may be, such purchase and sale shall be completed on the terms and conditions contained in the Offer. In the event that Rogers fails to advise Reseller in writing within thirty (30) days following such Offer that it agrees to purchase the said business, assets or securities on the same terms and conditions as are contained in the Offer, then Reseller may complete the sale under the Offer upon the terms and conditions contained in the Offer during a period of ninety (90) days following the lapse of such thirty (30) day period.

(4) If Reseller completes the sale under the Offer to such third party as provided above, Reseller may assign its rights and obligations under this Agreement to such third party with Rogers' prior written consent, which shall not be unreasonably withheld or delayed by Rogers. Without limiting the generality of the foregoing, Rogers may withhold its consent to any such assignment if the third party purchaser:

         (a) has not agreed in writing to be subject to all of the terms and conditions of this Agreement, mutatis mutandis, including this
              Section 12.1,as if said purchaser had executed this Agreement and such other conditions as Rogers may reasonably require;

         (b) has not provided such financial information as Rogers may reasonably require, together with a letter of credit or security deposit in an amount that Rogers determines, in its discretion acting reasonably, is necessary to secure such third party's present and future obligations under this Agreement; or

         (c) is a reseller, dealer or is a carrier of wireless communications products or services.

(5) If such sale pursuant to the Offer is not completed within the ninety (90) day period specified above, the right of Reseller to sell its business, assets or securities hereunder pursuant to the Offer shall be terminated and this Section shall again apply to any such proposed sale of such business or assets, and so on from time to time.

12.2     Extension of Right of First Refusal.

         Section 12.1 hereof shall survive the termination of this Agreement by a period of one hundred and twenty (120) days.

                                   ARTICLE 13

                            TRADE NAME AND TRADEMARK

13.1     Rogers' Rights.

         Reseller recognizes the right, title and interest of Rogers and its Affiliates through ownership or licence in and to all service marks, trademarks and trade names used by Rogers in connection with the Rogers Services (the "Marks"). Reseller agrees not to engage in any activities or commit any acts, directly or indirectly, which may contest, dispute, or otherwise impair such right, title and interest of Rogers and its Affiliates therein. Reseller has no rights to the Marks, shall not use the Marks and shall not refer to "Rogers" or "AT&T" in connection with the Rogers Service, without the express prior written consent of Rogers. Reseller shall not acquire or claim any right, title or interest in or to the Marks through the resale of the Rogers Services or otherwise. Reseller is specifically prohibited from incorporating any of the Marks into its own service marks, trademarks and trade names or from using any service mark, trademark or trade name which is confusingly similar to any of the Marks.

13.2     Equipment Branding.

         Without limiting the generality of Section 13, Reseller agrees that it shall, at its sole cost and expense, remove the Marks, including the "Rogers AT&T" label, from all Equipment sold to End Users and arrange for the re-programming of all Equipment to remove references to the Marks.

                                   ARTICLE 14

                                 CONFIDENTIALITY

14.1     Confidential Information.

(1) Each party agrees that any and all information, written or oral, which is proprietary or confidential in nature and which is disclosed by a party to the other party concerning the business or affairs of the receiving party, shall be treated as confidential and that such information shall not be disclosed during the term of this Agreement or at any time thereafter, directly or indirectly, to any other person, firm or corporation without the prior written consent of the disclosing party. Notwithstanding the foregoing, nothing in this section shall preclude the receiving party from disclosing or using confidential information if it can demonstrate that the information:

         (a)  is publicly available prior to the date of this Agreement;

         (b) becomes publicly available after the date of this Agreement through no wrongful act of the receiving party;

         (c) is furnished to others by the disclosing party without similar restrictions on their right to use or disclose;

         (d) is rightfully known by the receiving party without any proprietary restrictions at the time of receipt of such information from the disclosing party or becomes rightfully known to the receiving party without proprietary restrictions from a source other than the disclosing party;

         (e) is independently developed by the receiving party by persons who did not have access, directly or indirectly, to the information; or

         (f) is obligated to be produced under order of a court of competent jurisdiction or a valid administrative or congressional subpoena, provided that the receiving party promptly notifies the disclosing party of such event so that the disclosing party may seek an appropriate protective order.

         (2) Nothing in this Section 14.1 shall prohibit Rogers from disclosing any information concerning End Users to:

         (a) another telecommunications carrier or other person providing services to a telecommunications carrier, provided the information is to be used for the establishment of, or the efficient and cost effective provision of services to the End User or Reseller and disclosure is made on a confidential basis with the information to be used solely for that purpose;

         (b) an agent retained by Rogers to collect outstanding balances owed to Rogers by Reseller, or to perform other administrative functions for Rogers, provided that the information is released solely for those purposes; or

         (c) to a law enforcement agency whenever Rogers has reasonable grounds to believe that Reseller or an End User has knowingly supplied Rogers with false or misleading information or Reseller or an End User is otherwise involved in unlawful activities.

14.2     Remedy for Breach

         Each receiving party acknowledges that damages would not be an adequate remedy for any breach of this Agreement by the receiving party or its Representatives and that the disclosing party may obtain injunctive or other equitable relief to remedy or prevent any breach or threatened breach of this Agreement by the receiving party or any of its Representatives. Such remedy shall not be deemed to be the exclusive remedy for any such breach of this Agreement, but shall be in addition to all other remedies available at law or in equity to the disclosing party.

                                   ARTICLE 15

                                  RESTRICTIONS

15.1     Restriction on Bundling.

         Reseller agrees not to Bundle the Rogers Services with a product or service that is:

         (a) the same or similar to any wireless communications product or service that is offered by Rogers;

         (b) a broadcast distribution product or service including, without limitation, direct to home satellite service, multi-channel, multi-point distribution service, or any other cable distribution service; or

         (c)  a high speed internet access service.


15.2     Non-Solicitation.

         Rogers and Reseller acknowledge and agree that the primary purpose of this Agreement is to expand the cellular marketplace. Reseller accordingly agrees that it will not knowingly directly solicit existing customers of Rogers for the purpose of selling the Rogers Services to such customers. Similarly, Reseller agrees that it shall not solicit or appoint the dealers, agents or other distributors and sales representatives of Rogers as representatives of Reseller for the purpose of selling the Rogers Services to prospective End Users.

                                   ARTICLE 16

                                     GENERAL

16.1     Relationship of Parties.

         Nothing in this Agreement shall be construed as in any way placing either party in the position of an agent of the other party and neither party shall have the power to bind the other party or to contract in the name of or create a liability against the other party in any way for any purpose. Neither party shall be responsible for the acts or defaults of the other party or any of the other party's employees or agents. This Agreement does not create a partnership or joint venture between the parties. The relationship of the parties is that of independent contractors.

16.2     Notices.

         Any notice, waiver or other document or communications required or permitted to be given to any party under this Agreement shall be validly given only if in writing and if delivered personally or by over-night courier or if telecopied to that party at the following address:

To Rogers:                       Rogers Wireless Inc.
                                 One Mount Pleasant Road
                                 Toronto, Ontario
                                 M4Y 2Y5
                                 Telecopier No.: (416) 935-7758
                                 Attention:  General Manager, Resale

with a copy sent to:             Rogers Wireless Inc.
                                 One Mount Pleasant Road
                                 Toronto, Ontario
                                 M4Y 2Y5
                                 Telecopier No.: (416) 935-762
                                 Attention: Legal Department


To Reseller:                     Innofone Canada Inc._________________________
                                 Suite 4 - 241 Applewoood Crescent______________
                                 Vaughan, Ontario  L4K 4E6____________________
                                 Telecopier No.: (416) 207-0334_________________
                                 Attention: Larry Hunt, CEO

         Any such notice delivered or telecopied as aforesaid shall be deemed to have been given or made on the date on which it was telecopied or, if delivered, on the day following delivery, as the case may be. Any party may at any time give notice in writing to the other party of any change of address of the party giving such notice and from and after the giving of such notice the address therein specified shall be deemed to be the address of such party for the giving of notice hereunder.

16.3     Force Majeure

         Rogers shall promptly notify Reseller in writing of any situation or event arising from circumstances beyond its control and which it could not reasonably foresee which prevent Rogers from carrying out in whole or in part its obligations under this Agreement. Upon the occurrence of such a situation or event the Rogers Services shall be deemed to be postponed for a period of time equal to that caused by the force majeure event and a reasonable period to remobilize for the continuation of the Rogers Services.

16.4     Further Assurances.

         The parties agree to do all such things and to execute such further documents as may reasonably be required to give full effect to this Agreement.

16.5     Waiver.

         No provision of this Agreement shall be deemed waived by a course of conduct unless such waiver is in writing signed by all parties and stating specifically that it was intended to modify this Agreement.

16.6     Successors and Assigns

         This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Neither this Agreement, nor any of the rights or obligations of the parties hereunder may be assigned by Reseller without the prior written consent of Rogers. Any request for assignment shall be accompanied with reasonably detailed terms of the proposed assignment (including copies of relevant proposed agreements) and such financial information pertaining to the proposed assignee and, if applicable, the shareholders thereof, as Rogers may request. This Agreement shall be deemed to be assigned by Reseller in the event of a change, directly or indirectly, in the ultimate effective control of Reseller from those persons having such control at the date hereof, but no such assignment shall relieve Reseller of their covenant hereunder.

16.7     Severability

         If any term or provision of this Agreement shall to any extent be found to be invalid, void or unenforceable, the remaining terms and provisions shall nevertheless continue in full force and effect.

16.8     Time.

         Time shall be of the essence hereof.

16.9     Governing Law

         This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the parties hereto irrevocably attorn to the exclusive jurisdiction of the courts of such Province. This Agreement and the parties' obligations hereunder, are also subject to any orders, rules and regulations issued by any regulatory authority having jurisdiction over the Rogers Service.

16.10    Execution in Counterparts.

         This Agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

16.11    Survival.

         The terms of Sections 5.1, 5.2, 5.5, 5.6, 11.4, 11.5, 11.6, 12.1, and
12.2 and Articles 9, 10, 13 and 14 shall survive any termination or expiry of this Agreement and shall continue in force thereafter for the period contemplated by the Agreement or indefinitely if no such period is specified. Other provisions of this Agreement which, by the nature of the rights or obligations set out therein, might reasonably be expected to be intended to so survive, shall survive termination or expiry of this Agreement until they are satisfied or by their nature expire.

16.12    Entire Agreement

         This Agreement, including the schedules hereto, constitutes the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, memoranda, correspondence and discussions, whether written or oral, relative to the subject matter hereof. Except as otherwise specifically set forth in this Agreement, neither party makes any representation, warranty or condition express or implied, collateral, or otherwise to the other.

16.13    Amending the Agreement

         This agreement may not, except as provided herein, be amended or modified except by a written instrument executed by both parties, provided however that Rogers shall have the right upon thirty (30) days written notice to the Reseller to amend any or all of the Schedules hereto in any respect.

16.14    Review by Counsel

         The parties acknowledge that their respective legal counsel have reviewed and participated in settling the terms of this Agreement, and that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applicable in the interpretation of this Agreement.

                                   ARTICLE 17

                            INDEPENDENT INVESTIGATION

         RESELLER ACKNOWLEDGES IT HAS READ THIS AGREEMENT AND UNDERSTANDS AND ACCEPTS THE TERMS, CONDITIONS AND COVENANTS CONTAINED HEREIN AS BEING REASONABLY NECESSARY TO MAINTAIN ROGERS' HIGH STANDARDS FOR THE ROGERS SERVICES. RESELLER ACKNOWLEDGES AND UNDERSTANDS THAT ROGERS MAY AT ANY TIME ALSO BE ENGAGED DIRECTLY OR INDIRECTLY THROUGH OTHER DEALERS, OR OUTLETS OF ANY KIND, IN SOLICITING POTENTIAL CUSTOMERS FOR THE ROGERS SERVICES. RESELLER ALSO ACKNOWLEDGES AND UNDERSTANDS THAT ROGERS MAY SELL THE ROGERS SERVICES TO OTHERS WHO MAY RESELL IT. RESELLER HAS INDEPENDENTLY

         INVESTIGATED THE ROGERS SERVICES OR EQUIPMENT AND THE PROFITABILITY (IF
ANY) AND RISKS THEREOF AND IS NOT RELYING ON ANY REPRESENTATION, GUARANTEE OR STATEMENT OF ROGERS OTHER THAN AS SET FORTH IN THIS AGREEMENT.

         IN PARTICULAR, RESELLER ACKNOWLEDGES THAT ROGERS HAS NOT REPRESENTED:
(a) RESELLER'S PROSPECTS OR CHANCES FOR SUCCESS SELLING THE ROGERS SERVICES UNDER THIS AGREEMENT; (b) THE TOTAL INVESTMENT THAT RESELLER MAY NEED TO MAKE TO OPERATE UNDER THIS AGREEMENT (ROGERS DOES NOT KNOW THE AMOUNT OF THE TOTAL INVESTMENT THAT MAY BE REQUIRED FOR THIS PURPOSE); OR (c) THAT ROGERS WILL LIMIT ITS EFFORTS TO SELL THE ROGERS SERVICES OR ESTABLISH OTHER RESELLERS.

         RESELLER ALSO ACKNOWLEDGES THAT ROGERS HAS NOT REPRESENTED TO IT THAT:
(a) ROGERS WILL PROVIDE LOCATIONS OR ASSIST RESELLER TO FIND LOCATIONS TO PROMOTE THE SALE OF THE ROGERS SERVICE UNDER THIS AGREEMENT; (b) ROGERS WILL PURCHASE ANY PRODUCTS MADE BY RESELLER THAT ARE IN ANY WAY ASSOCIATED WITH THE ROGERS SERVICES SOLD BY RESELLER UNDER THIS AGREEMENT; (c) RESELLER WILL DERIVE INCOME FROM THE SALE OF THE ROGERS SERVICE SUNDER THIS AGREEMENT, OR ROGERS WILL REFUND ANY PAYMENTS MADE BY RESELLER TO ROGERS UNDER THIS AGREEMENT; OR (d) ROGERS WILL PROVIDE A SALES OR MARKETING PROGRAM THAT WILL ENABLE RESELLER TO DERIVE INCOME UNDER THIS AGREEMENT.

         RESELLER FURTHER ACKNOWLEDGES THAT ROGERS HAS NOT MADE ANY REPRESENTATIONS REGARDING: (a) THE QUANTITY OR QUALITY OF THE ROGERS SERVICES TO BE SOLD BY RESELLER; (b) THE PROVISION BY ROGERS TO RESELLER OF TRAINING AND MANAGEMENT ASSISTANCE; (c) THE AMOUNT OF PROFITS, NET OR GROSS, THAT RESELLER CAN EXPECT FROM ITS OPERATIONS UNDER THIS AGREEMENT; (d) THE SIZE, CHOICE, POTENTIAL, OR DEMOGRAPHIC NATURE OF THE AREA IN WHICH THE ROGERS SERVICES IS AVAILABLE OR THE NUMBER OF THE AREAS IN WHICH THE ROGERS SERVICE IS AVAILABLE OR THE NUMBER OF OTHER DEALERS OR RESELLERS THAT ARE OR MAY IN THE FUTURE OPERATE IN THAT AREA; OR (e) THE TERMINATION, TRANSFER, OR RENEWAL PROVISIONS OF THIS AGREEMENT OTHER THAN AS SET FORTH IN THIS AGREEMENT. RESELLER ACKNOWLEDGES THAT IT UNDERSTANDS THAT IT WILL NOT OBTAIN ANY EXCLUSIVE RIGHTS UNDER THIS AGREEMENT, EITHER WITH RESPECT TO A TERRITORY OR OTHERWISE, AND UNDERSTANDS THAT ROGERS MAY APPOINT

OTHER DEALERS OR RESELLERS IN ANY AREA. RESELLER ALSO ACKNOWLEDGES THAT ROGERS CANNOT CALCULATE IN ADVANCE THE TOTAL AMOUNT THAT RESELLER MUST PAY TO ROGERS UNDER THIS AGREEMENT AS THAT AMOUNT DEPENDS ON THE QUANTITY OF THE ROGERS SERVICES THAT THE END USERS PURCHASE.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INNOFONE CANADA INC.                        ROGERS WIRELESS INC.


Per:                                        Per:
    ------------------------------              ------------------------------
By: Larry Hunt                              By:     Daniel J. Fowler
Title: CEO                                  Title:  V.P. National Sales


Per:                                        Per:
    ------------------------------              ------------------------------
By:                                         By:     M. Relano
Title:                                      Title:  SRN V.P. & CFO

                                  SCHEDULE "A"
                                     PRICING

         The pricing at which Rogers agrees to sell the Rogers Services to Reseller shall be determined based on the following principles:

         (a) No less than once during each period of six months during the term of the Agreement, Rogers and Reseller shall select a separate rate plan from both (i) Rogers' retail pricing rate card and (ii) the retail pricing rate cards of no more than three of Rogers' competitors that will be applicable for use by VISA Customers. At such times, Rogers and Reseller shall also agree on any specific rules that would govern the comparison of such selected rate plans for purposes of determining the Best Price Amount (as defined below). Such rules would address, without limitation, matters relating to special promotions with respect to such plans, unusual pricing features (for example, Fido's present caller identification charge) and the use of analogue services on certain rate plans. Rogers will not, at any time, agree to select any rate plan that would require Rogers to sell the cellular services to Reseller (as described in (c) below) at a rate that is less than the rate that Rogers generally makes available to its resellers in accordance with its then applicable reseller rate card. If Rogers and Reseller are unable to agree on the applicable retail pricing rate cards, either party shall be entitled to terminate the agreement on 30 days notice.

         (b) Reseller agrees to charge each of its customers for such customer's actual use of the Rogers Services during any monthly billing period (i) the applicable airtime and monthly service fees for such use based on the lowest rate from such selected rate plans having regard to such customer's actual use of the cellular services during such billing period and the rules described in (a) above (the "Best Price Amount"), plus (ii) an amount determined by Reseller with respect to all other charges for call features, long distance, roaming, and voicemail and other optional services, less
              (iii) any additional discount offered by Reseller.

         (c) Reseller agrees to pay to Rogers on a monthly basis with respect to each VISA Customer, an amount equal to the product of (i) 79.09%, and (ii) the Best Price Amount with respect to such customer for the previous monthly billing period.

              Reseller shall also pay Rogers for all other charges for call features, long distance, roaming, and voicemail and other optional services based on Rogers' reseller rate card as it exists from time to time. Initially, such rates shall be as set out below.

         (d) Without limiting section (a) above, it shall be assumed that at least 25% of a customers use of the Rogers Services will be analogue for purposes of calculating the rate with respect to any selected Fido rate plan.

         (e) The initial rate (which may be changed by Roger upon notice to Reseller) for the optional features referred to in (c) above shall be as follows:


-------------------------------------------------------------------------------------------------------------

Optional Services                                     Rate
-------------------------------------------------------------------------------------------------------------
Enhanced Voicemail                                    $3/month
-------------------------------------------------------------------------------------------------------------
Text Messaging                                        $2.50/month
-------------------------------------------------------------------------------------------------------------
E-mail Messaging                                      $2.50/month
-------------------------------------------------------------------------------------------------------------
Combined Enhanced Voicemail, Text Messaging, E-       $5.50/month
mail Messaging
-------------------------------------------------------------------------------------------------------------
Long Distance within Canada and to the U.S.           $0.15/minute
-------------------------------------------------------------------------------------------------------------
Long Distance from within U.S. and to Canada          $0.75/minute airtime + U.S. Telco long distance
                                                      pass through charges
-------------------------------------------------------------------------------------------------------------
Caller ID                                             No charge
-------------------------------------------------------------------------------------------------------------
Per Second Billing                                    No charge (note:  per second billing after 1st minute)
-------------------------------------------------------------------------------------------------------------
Call Transfer & Conference Calling                    No charge
-------------------------------------------------------------------------------------------------------------
Activation Fee                                        No charge
-------------------------------------------------------------------------------------------------------------
Call Forwarding                                       No charge up to 1000 minutes thereafter $0.10 per
                                                                minute
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Service Charges                                       Rate - Per Transaction
-------------------------------------------------------------------------------------------------------------
                                                      $5
Telephone Number Change
-------------------------------------------------------------------------------------------------------------
Adding/Deleting Optional Services After Initial       $5
Activation
-------------------------------------------------------------------------------------------------------------
Deactivating Account                                  No Charge - Subject to Early Cancellation Fee of
                                                      $20 per month remaining in the one-year term to a
                                                      maximum $200
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

                                  SCHEDULE "B"

                               BILLING INFORMATION

1.       (a)    Access, optional feature, monthly service charges and other recurring charges are billed in advance based on actuals as of the billing date. Some features are billed in arrears. All recurring charges are prorated for the portion of the month that the phone has been in use.

         (b)    Airtime usage is billed in arrears for the billing period.

2. The billing date for Reseller may be established by Rogers at its discretion.

3. Rogers shall provide call detail records for each Mobile Identification Number (MIN) activated for Reseller within five (5) business days of the bill close date. Initially, Rogers shall provide the call detail records electronically using FTP protocol. Eventually a system will be established to transmit the results from Rogers to Reseller electronically by means of a telecommunication data link. At that time, magnetic tape records will become the default method of record transfer and will continue to be available. A separate charge may be levied for the telecommunication data line.

4.       The call detail record for each Number shall include:

         (i)    the number, location, rate period

         (ii)   all optional usage charges;

         (iii) all toll charges, identifying number called, time and date of call and length of call;

         (iv) international roaming charges; and (v) any miscellaneous charges.

5. Any changes to Rogers' standard billing format or processes required by Reseller shall be at Reseller's cost. These changes will be considered by Rogers and will be developed at Reseller's costs at Rogers' sole discretion.

6.       Timing of Calls

         (a) Usage rate apply for completed calls originated or received on each Mobile Identification Number (MIN):

                (i) Chargeable time for a completed call originated from a MIN begins when a connection to the Rogers facilities is established, which is when the "SEND" button is pressed, and ends when the Cellular Equipment unit disconnects from the system, which is shortly after the "END" button is pressed or the cellular call is otherwise disconnected.

                (ii) Chargeable time for a completed call received by a MIN begins when connection is made with provider's equipment, and ends when the cellular equipment unit disconnects from the Cellular System.

                (iii) Chargeable time is also incurred for use of enhanced services such as Call Waiting, Conference Call and automatic call delivery for each call which is set up.

                (iv) There is a flat fee as outlined in Schedule "A" for Call Forwarding, No Answer Transfers and Busy Transfers.

         (b) The minimum usage charge for each call is one minute and the airtime charges are billed in full minute increments. For example, a one minute 20 second call will be billed as two minutes.

         (c) When a connection is established in one time period and ends in another, the rate in effect for each period applies to that portion of the connection occurring within each period.

7.       Timing Periods for Usage Charges

         (a)    Usage rates apply based on the time of day and day of week.

         (b) Calls made on statutory holidays will be rated at the normal rate applicable for that day of the week.

         (c)    Refer to Schedule A for a schedule of Time Periods for Usage
                Rates.

8.       Discounts

         Discounts may be applied to access and/or usage charges as set forth in Schedule "A".

9.       Landline Charges

         (a) Rogers shall charge back to Reseller any third party charges or operator assisted calls charged to the cellular number. These calls cannot be restricted at this time. Electronic billing for these calls cannot be provided, however a paper addendum is provided in support of the charges.

         (b) An additional charge per call shall apply for directory assistance and directly assisted call completion. These charges are levied separately and provided with the Rogers invoice.

         (c) Any services provided by information providers (such as 900 NPA or 976 NXX services) will be barred as it cannot be charged back to the end customer.

         (d) Usage rates do not apply on calls placed to the 911 emergency service operator. Rogers will route these calls in the same manner as our retail service.

         (e) Any future compensation payable to local landline companies resulting from regulatory decisions will be passed through to Reseller.

10.      Cellular Long Distance Charges

         (a) Reseller shall be charged cellular long distanc charges as set forth in this section. Charges are in addition to usual airtime rates set forth in Schedule "A". Cellular long distance rates are Rogers' standard retail rates. A discount on domestic long distance will be applied as per Schedule "A".

         (b) Charges apply to cellular long distance calls initiated from within and applicable cellular local calling area to points outside that area and are in addition to local airtime rate. A long distance call is rated at time of originating VH co-ordinates to the end VH co-ordinates. A long distance call made while being mobile is rated from its point of inception. A long distance call crossing over to another rate period will be prorated based on the portion of the call in each rate period.

11.      Call Following and Roaming

         (a) CALL FOLLOWING is the network capability for Reseller's customers to automatically make calls, receive calls, or activate network features anywhere in Canada. Reseller's customers do not have to notify their callers of their location or have callers use special access codes. Reseller is charged Rogers' long distance rates for incoming calls when travelling away from their home area in the network. The roam number for that location can be used to avoid the long distance charges on the incoming call.

          (b) Reseller's customers will be able to use their cellular telephone in all major markets in the United States where Rogers has roaming agreements between carriers. In some U.S. markets where CALL FOLLOWING is not available, the roamer will receive incoming calls if the caller uses a special roaming access code in addition to the roamer's cellular telephone number. Roaming charges are the applicable roaming rates of the local cellular network operator. Roaming rates vary from carrier to carrier and may include a daily set up fee and a per minute airtime rate, miscellaneous charges, plus applicable long distance charges. Foreign and Canadian taxes may also apply. All roaming charges will be billed at retail rates to Reseller.

12. Rogers will provide an invoice to Reseller consisting of all applicable charges as outlined above in points 1 through 11, monthly service charges and taxes. The standard invoice format will be an electronic (soft) copy.

                                  SCHEDULE "C"

                           RESELLER OPERATIONS MANUAL

See attached.

                                  SCHEDULE "D"

                              RESELLER SUPPLY TERMS

                                    ARTICLE 1

2.       PURCHASE AND SALE OF EQUIPMENT

1.1      Equipment Available for Purchase.

         Rogers agrees to make available for sale to Reseller Equipment in accordance with Section 6.2 of the main body of the Agreement.

1.2      Purchased Equipment.

         Subject to the terms and conditions hereof, Reseller may purchase Equipment from time to time in accordance with the procedures set out in Article 2 of this Schedule (the "Purchased Equipment"). Reseller acknowledges that availability of the Purchased Equipment is dependent on the manufacturer thereof and Rogers is not responsible for ensuring that any Equipment desired to be purchased by Reseller is available.

1.3      Additional Purchase Terms.

         All Purchased Equipment shall be for the sole purpose of resale by Reseller to customers for use in connection with the Rogers Services. The purchase and sale of Equipment hereunder shall also be subject to such other rules, procedures, policies and guidelines established by Rogers from time to time and provided to Reseller ("Purchasing Procedures").

1.4.     Non-Exclusivity.

         Reseller hereby acknowledges that the rights granted to it pursuant to this Agreement are non- exclusive and that Rogers reserves the right to enter into the same or similar agreements with other dealers and resellers, both third party and those affiliated with Rogers, in relation to the same or similar Equipment. Rogers further reserves the right to solicit orders and sell the Equipment directly to end users pursuant to terms and conditions determined by Rogers at its sole discretion.

                                    ARTICLE 2

                              ORDERS AND PROCESSING

1.1      Forecasts

         On or before the tenth day of each calendar month during the term of this Agreement, Reseller shall provide to Rogers a written forecast (a "Forecast") in a manner acceptable to Rogers, indicating the number of units of Equipment that Reseller anticipates it will purchase form Rogers during the next calendar month. Provided that such Forecasts are made by such dates and without limiting Section 1.2 of this Schedule, Rogers will use commercially reasonable efforts to make such Equipment available for purchase by Reseller.

2.2      Placement of Orders.

         Reseller shall submit all orders for Purchased Equipment directly to Watts, Rogers' fulfilment agent on an authorized purchase order form or other confirmation of purchase approved by Rogers (each, a "Purchase Order") or in such other manner that is acceptable to Rogers and Watts. No Purchase Order may be modified without Rogers' express written approval. The parties hereto agree that the terms and conditions of this Agreement shall supersede and take precedence over any inconsistent terms or conditions appearing on a Purchase Order. All Purchase Orders shall be made by Reseller in accordance with the then current Purchasing Procedures.

2.3      Acceptance by Rogers.

         A Purchase Order will be considered accepted by Rogers when the Purchased Equipment is delivered by Rogers in accordance herewith or when acceptance of the Purchase Order is given to the Reseller by Rogers in writing. Rogers reserves the right to accept or reject any Purchase Order at its sole discretion and subject to availability and no Purchase Order will be effective unless and until so accepted by Rogers.

                                    ARTICLE 3

                                  PAYMENT TERMS

2.1      Purchases Invoiced.

         The Purchased Equipment shall be invoiced to Reseller weekly in arrears at prices described in Section 6.2 of the main body of the Agreement. In addition, Reseller agrees to pay to Rogers a stocking fee in respect of each month in an amount equal to the product of $5.00 multiplied by the greater of
(i) the number of units of Equipment actually purchased by Reseller from Rogers in such month, and (ii) the number of units of Equipment set out in the Forecast for such month; provided that if, during any month, Rogers is unable to deliver any Equipment specified in the Forecast for such month such stocking fee shall be in an amount equal to the product of $5.00 multiplied by the number of Units of Equipment actually purchased by Reseller from Rogers in such month.

2.2      Payment Due.

         All payments for Purchased Equipment shall be due within ten (10) days of the date of the invoice therefor.

2.3      Overdue Accounts.

         All amounts which are not paid when due shall accrue and shall be subject to the payment of interest at the rate of one and one-half (1.5%) percent, compounded monthly (19.56% per annum). Rogers reserves the right to withhold delivery of any Purchased Equipment if Reseller has failed to meet any of its payment obligations hereunder.

                                    ARTICLE 4

                                    DELIVERY

3.1      Delivery of Equipment.

         Delivery of the Purchased Equipment shall be F.O.B. manufacturer's warehouse or Rogers' fulfilment agent, as indicated to Reseller by Rogers. All freight charges incidental to delivery shall be paid by Rogers.

4.2      Delays in Delivery.

         Rogers shall not be liable for any failure to fill, or delay in filling, Purchase Orders received from Reseller and accepted by Rogers, for any reason whatsoever, including but not limited to, force majeure. Rogers will use reasonable commercial efforts to notify Reseller of any delays or inability to deliver the Purchased Equipment; however, if any conditions arise which prevent compliance with delivery schedules, Rogers shall not be liable for failure to give such notice of delay or to deliver the Purchased Equipment.

4.3      Title to Equipment and Risk of Loss.

         Title to all Purchased Equipment shall pass to Reseller at the moment it is made available to Reseller by Rogers at manufacturer's warehouse and, thereafter, Reseller shall be responsible for any loss, theft and/or damage to the Purchased Equipment, including any loss, theft or damage caused to the Purchased Equipment as a result of, or during, shipment.

                                    ARTICLE 5

                           RETURNS AND SHORT SHIPMENTS

4.1      Deficiency in a Shipment.

         In the event of a shortage or deficiency in a shipment of Purchased Equipment, Reseller shall give written notice to Rogers of such claim within two
(2) business days of receipt of the subject delivery, failing which the applicable invoice shall be considered payable in accordance with the terms hereof.

4.2      Return Policy.

         Within two (2) business days of receiving the Purchased Equipment, Reseller will have the right to return directly to Rogers or to the manufacturer, at Rogers' option, any damaged or defective equipment which is under manufacturer's warranty as well as any equipment which does not comply with the applicable Purchase Order, including overshipments. At its sole discretion, Rogers may refund, repair or replace equipment which it determines to be under warranty or which fails to comply with the applicable Purchase Order. Rogers has the discretion to refuse the return where it determines that the equipment in question was improperly used or handled.

5.3      Equipment Returned.

         Any return shall be in accordance with this Agreement, whether returned upon termination of this Agreement or at any other time, and shall be in its original packaging and in a condition which is saleable pursuant to Rogers' normal commercial terms and shall be delivered at Reseller's expense, to manufacturer's warehouse where such equipment was delivered to Reseller.

                                    ARTICLE 6

                                SECURITY GRANTED

5.1      Purchase Money Security Interest.

         Without limiting the foregoing, Rogers reserves, until full payment is received, a purchase money security interest in all Purchased Equipment and in all proceeds derived from the resale of same. The Reseller shall provide such information, execute and deliver such further agreements, documents and instruments as Rogers may request so that Rogers may perfect and maintain such security interest. If, in the event of default, such security interest is not sufficient to satisfy any indebtedness of the Reseller, the Reseller acknowledges and agrees that the Reseller shall continue to be liable for any indebtedness remaining outstanding and Rogers shall be entitled to pursue full payment thereof.

6.2      Moveable Hypothec.

As security for any amounts owing by the Reseller to Rogers and for all other obligations of the Reseller toward Rogers under this Agreement, or under any other present or future agreement entered into between Reseller and Rogers, the Reseller hereby grants to Rogers a moveable hypothec on the universality of all the undertakings, properties and assets which the Reseller owns or has an interest in whether such ownership or interest exists at any time thereafter and said hypothec shall extend to all proceeds arising therefrom. The present moveable hypothec is granted for a maximum amount of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00). It is agreed that Rogers shall have the right at its sole discretion, at any time, to register and publish such moveable hypothec and/or to renew such registration and/or publication.

6.3      Reseller Default.

         In the event that Reseller is in default of any of its obligations under this Agreement, Rogers shall have the right to draw on the security granted hereunder or any letter of credit or security deposit given by Reseller to Rogers pursuant to this Agreement or any other agreement.

                                    ARTICLE 7

                                   TERMINATION

6.1     Effect of Termination

         The termination of this Agreement shall not relieve or release either party from any of its obligations accrued hereunder prior to the effective date of such termination. Notwithstanding the foregoing, all outstanding orders which have not yet been delivered will automatically be cancelled and Rogers will have the option to require Reseller to return, at Reseller's expense, all unsold Purchased Equipment.

                                    ARTICLE 8

                                    WARRANTY

9.1      No Warranty.

ANY WARRANTY WITH RESPECT TO THE PURCHASED EQUIPMENT SHALL BE LIMITED TO THAT OFFERED BY THE MANUFACTURER, IF APPLICABLE. OTHER THAN ANY WARRANTY PROVIDED BY THE MANUFACTURER OF THE PURCHASED EQUIPMENT, ROGERS HEREBY DISCLAIMS ALL EXPRESS OR IMPLIED WARRANTIES ON ANY PURCHASED EQUIPMENT, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, WARRANTY OF MERCHANTABILITY OR NONINFRINGEMENT OF THIRD PARTY RIGHTS. ROGERS' SOLE LIABILITY WILL BE TO ASSIGN TO THE RESELLER, AT THE RESELLER'S REQUEST AND TO THE EXTENT PERMITTED BY LAW, THE BENEFIT OF ANY WARRANTY EXTENDED BY THE MANUFACTURER OF THE PURCHASED EQUIPMENT.